Exhibit 99.1

Contact:
Rick Rodick
Chief Financial Officer
(562) 552-9400
rrodick@go2uti.com

UTi WORLDWIDE SETS RECORD DATE AND SPECIAL MEETING DATES
AND WILL DISCLOSE FISCAL 2016 THIRD QUARTER FINANCIAL RESULTS VIA FORM 10-Q

Long Beach, Calif., November 23, 2015 – UTi Worldwide Inc. (NASDAQ: UTIW) today announced that its board of directors has established a record date and meeting date for the special shareholders meeting and special class meeting to approve and adopt the previously announced proposed acquisition of UTi by DSV A/S. UTi shareholders of record at the close of business on December 3, 2015 will be entitled to notice of the special meeting of all shareholders (including UTi’s convertible preference shareholders voting on an as-converted basis) to be held on January 14, 2016, and also entitled to notice of the special class meeting of ordinary shareholders (excluding UTi’s largest shareholder and the convertible preference shareholders voting on an as-converted basis) scheduled to be held immediately after the special shareholders meeting.

UTi will make available to all shareholders of record important information about the special shareholders meeting and special class meeting and the matters to be considered. Shareholders are urged to review that information when it becomes available.

UTi also announced that it will disclose its fiscal third quarter financial results for the period ended October 31, 2015 solely in its Quarterly Report on Form 10-Q.  The document will be accessible in the Investor Relations section of UTi’s website at www.go2uti.com and at the SEC’s website at www.sec.gov.  UTi does not intend to conduct an investor conference call.

About UTi Worldwide

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The Company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The Company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Among other things, these forward-looking statements may include statements regarding the proposed merger between the Company and DSV A/S (“DSV”). The Company’s actual results may differ materially from those described in forward-looking statements. Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company’s results of operations, liquidity or financial condition.  Factors that might cause or contribute to a material difference include, but are not limited to, the risks in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those listed in Item 1A “Risk Factors” in its annual report on Form 10-K relating to the fiscal year ended January 31, 2015 filed with the SEC, those risks discussed in the preliminary proxy statement  filed with the SEC on November 9, 2015, and the following: the Company has incurred losses for each of the last three fiscal years and during the three and six months ended July 31, 2015 and such losses are expected to continue; the Company’s ability to maintain sufficient liquidity and capital resources to fund its business and to generate sufficient cash to service its debts and other obligations; the Company’s ability to refinance its indebtedness when it comes due, including near term maturities; the Company’s ability to accurately predict its future business results and liquidity; risks associated with the Company’s clients, including delays or the inability by such clients to pay the Company; the risk that the Company may not be able to achieve its expected working capital improvements; volatility with respect to global trade; global economic, political and market conditions and unrest, including those in Africa, Asia Pacific and Europe; volatile fuel costs; transportation capacity, pricing dynamics and the Company’s ability to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in interest and foreign exchange rates, particularly with respect to the South African rand and the Euro; material interruptions in transportation services; risks of international operations; risks that the carrying values of the Company’s assets might be impaired; risks associated with, and the potential for penalties, fines, costs and expenses the Company may incur as a result of an investigation by the government of Brazil into the international air freight and air cargo transportation industry; risks of adverse legal judgments or other liabilities not limited by contract or covered by insurance; risks associated with the pending securities class action lawsuit and pending investigation by the SEC; the Company’s ability to retain clients while facing increased competition; disruptions caused by epidemics, natural disasters, conflicts, strikes, wars and terrorism; the impact of changes in the Company’s effective tax rates; the Company’s ability to maintain effective disclosure controls and procedures and effective internal control over financial reporting; the other risks and uncertainties described herein and in the Company’s other filings with the SEC; and other factors outside the Company’s control. Other risks and uncertainties include the timing and likelihood of completion of the proposed merger between the Company and DSV, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could cause the parties to abandon the transaction; the possibility that the Company will not receive the required ordinary shareholder approvals; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed merger does not close, including due to the failure to satisfy the closing conditions; as well as more specific risks and uncertainties. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The proposed transaction involving DSV and the Company will be submitted to the Company’s shareholders for their consideration.  In connection with the proposed transaction, the Company has filed relevant materials with the SEC, including the Company’s proxy statement in preliminary form.  The Company intends to file a definitive proxy statement and mail it to its shareholders.  This communication is not intended to be, and is not, a substitute for such filings or for any other document that DSV or the Company may file with the SEC in connection with the proposed transaction.  SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PRELIMINARY PROXY STATEMENT, AND THE COMPANY’S DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, CAREFULLY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.  The proxy statement and other relevant materials (when they become available) and any other documents filed or furnished by DSV or the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, security holders will be able to obtain free copies of the proxy statement from the Company by going to its investor relations page on its corporate web site at www.go2uti.com.

PARTICIPANTS IN THE SOLICITATION

DSV, the Company, their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information about the Company’s directors and executive officers is set forth in its definitive proxy statement filed with the SEC on May 13, 2015, and in the preliminary proxy statement filed by the Company on November 9, 2015.  These documents are available free of charge from the SEC and by going to the Company’s investor relations page on its corporate web site at www.go2uti.com.  Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials DSV and the Company file with the SEC.

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